EXHIBIT 13.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE U.S. SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Gravity Co., Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2006, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Il Young Ryu, Chief Executive Officer of the Company, certify, pursuant to Section 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2007
/s/ Il Young Ryu
Name:	Il Young Ryu
Title:	Representative Director and Chief Executive Officer

     A signed original of this written statement required by Section 906 has been provided to Gravity Co., Ltd., and will be retained by Gravity Co., Ltd. and furnished to the U.S. Securities and Exchange Commission or its staff upon request.
     This certification will not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934 even if the document with which it is submitted to the U.S. Securities and Exchange Commission is so incorporated by reference.